Exhibit 4.7

SPECIMEN FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OFHUB CYBER SECURITY (ISRAEL) LTD. transferable on the books of the Company in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the sharesrepresented hereby are subject to the laws of the State of Israel, and to the Articles of Association of the Company, as now or hereafter amended.WITNESS the facsimile seal of the Company and the signatures of its duly authorized officers.INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL ORDINARY SHARESSEE REVERSE FOR CERTAIN DEFINITIONS HUB CYBER SECURITY (ISRAEL) LTD. NUMBERSHARESCUSIP 000000 00 0THIS CERTIFIES THATIS THE OWNER OF

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
IT TEN – as joint tenants with right of survivorship and not as tenants in common
TTEE – trustee under Agreement dated ______

UNIF GIFT MIN ACT– ______ (Cust) Custodian ______ (Minor) under Uniform Gifts to Minors Act ______ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

______

Ordinary shares represented by this certificate and do hereby irrevocably constitute and appoint ______

______, Attorney, to transfer the said shares on the books of within-named Company with full power of substitution in the premises.

DATED ______

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.